As filed with the Securities and Exchange Commission on January 27, 2006
Registration No. 333-130579

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WHEELING-PITTSBURGH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	55-0309927
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1134 Market Street
Wheeling, West Virginia 26003
(304) 234-2400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
James G. Bradley
Chairman and
Chief Executive Officer
Wheeling-Pittsburgh Corporation
1134 Market Street
Wheeling, West Virginia 26003
(304) 234-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael C. McLean
Kristen Larkin Stewart
Kirkpatrick & Lockhart Nicholson Graham LLP
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, Pennsylvania 15222
(412) 355-6500
      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS
      (a) The following is a list of exhibits filed as a part of this registration statement:
      EXHIBITS:

Exhibit
Number		Description of Exhibit

1	.1*	Form of Purchase Agreement
1	.2*	Form of Distribution Agreement

2	.1**	Third Amended Joint Plan of Reorganization, dated May 19, 2003

4	.1**	Indenture, dated August 1, 2003, relating to Wheeling-Pittsburgh Steel Corporation’s Series A Notes due 2011, between Wheeling-Pittsburgh Steel Corporation and J.P. Morgan Trust Company, National Association, as successor trustee to Bank One, N.A., the original trustee

4	.2**	Indenture, dated August 1, 2003, relating to Wheeling-Pittsburgh Steel Corporation’s Series B Notes due 2010, between Wheeling-Pittsburgh Steel Corporation and J.P. Morgan Trust Company, National Association, as successor trustee to Bank One, N.A., the original trustee

4	.3**	Form of Common Stock Certificate of Wheeling-Pittsburgh Corporation

4	.4*	Form of Preferred Stock Certificate of Wheeling-Pittsburgh Corporation

4	.5*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate)

4	.6***	Rights Agreement, dated as of February 14, 2005, by and between Wheeling-Pittsburgh Corporation and Equiserve Trust Company, N.A., as Rights Agent

4	.7++	Form of Indenture for Senior Debt

4	.8++	Form of Senior Debt Security (included in Exhibit 4.7)

4	.9++	Form of Indenture for Subordinated Debt

4	.10++	Form of Subordinated Debt Security (included in Exhibit 4.9)

5	.1+	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP

12	.1++	Computation of Ratio of Earnings to Fixed Charges

23	.1+	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (included in the opinion filed as Exhibit 5.1 hereto)

23	.2++	Consents of PricewaterhouseCoopers LLP

24	.1++	Powers of Attorney (included on signature page)

25	.1*	Form of T-1 Statement of Eligibility of Senior Debt Indenture Trustee
25	.2*	Form of T-1 Statement of Eligibility of Subordinated Debt Trustee

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by a post-effective amendment to this registration statement or incorporated by reference from a Current Report on Form 8-K in connection with the offering of securities registered hereby.

**	Incorporated by reference to the Form 10 registration statement of Wheeling-Pittsburgh Corporation, filed with the SEC on August 8, 2003, as amended.

***	Incorporated by reference to the Annual Report on Form 10-K of Wheeling-Pittsburgh Corporation for the year ended December 31, 2004.

+	Filed herewith.

++	Previously filed.

II-1

SIGNATURES
Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 27th day of January, 2006.

WHEELING-PITTSBURGH CORPORATION

By:	/s/ James G. Bradley

James G. Bradley
Chairman, Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James G. Bradley James G. Bradley	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	January 27, 2006

/s/ Paul J. Mooney Paul J. Mooney	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 27, 2006

* James L. Bowen	Director

* Edward J. Curry, Jr.	Director

* Michael D. Dingman, Jr.	Director

* Robert E. Heaton	Director

* Roland L. Hobbs	Director

* Alicia H. Munnell	Director

* D. Clark Ogle	Director

* James B. Riley	Director

* Lynn R. Williams	Director*

*By: /s/ Paul J. Mooney Paul J. Mooney	Attorney-in-Fact	January 27, 2006

II-2

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit

1	.1*	Form of Purchase Agreement
1	.2*	Form of Distribution Agreement

2	.1**	Third Amended Joint Plan of Reorganization, dated May 19, 2003

4	.1**	Indenture, dated August 1, 2003, relating to Wheeling-Pittsburgh Steel Corporation’s Series A Notes due 2011, between Wheeling-Pittsburgh Steel Corporation and J.P. Morgan Trust Company, National Association, as successor trustee to Bank One, N.A., the original trustee

4	.2**	Indenture, dated August 1, 2003, relating to Wheeling-Pittsburgh Steel Corporation’s Series B Notes due 2010, between Wheeling-Pittsburgh Steel Corporation and J.P. Morgan Trust Company, National Association, as successor trustee to Bank One, N.A., the original trustee

4	.3**	Form of Common Stock Certificate of Wheeling-Pittsburgh Corporation

4	.4*	Form of Preferred Stock Certificate of Wheeling-Pittsburgh Corporation

4	.5*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate)

4	.6***	Rights Agreement, dated as of February 14, 2005, by and between Wheeling-Pittsburgh Corporation and Equiserve Trust Company, N.A., as Rights Agent

4	.7++	Form of Indenture for Senior Debt

4	.8++	Form of Senior Debt Security (included in Exhibit 4.7)

4	.9++	Form of Indenture for Subordinated Debt

4	.10++	Form of Subordinated Debt Security (included in Exhibit 4.9)

5	.1+	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP

12	.1++	Computation of Ratio of Earnings to Fixed Charges

23	.1+	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (included in the opinion filed as Exhibit 5.1 hereto)

23	.2++	Consents of PricewaterhouseCoopers LLP

24	.1++	Powers of Attorney (included on signature page)

25	.1*	Form of T-1 Statement of Eligibility of Senior Debt Indenture Trustee
25	.2*	Form of T-1 Statement of Eligibility of Subordinated Debt Trustee

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by a post-effective amendment to this registration statement or incorporated by reference from a Current Report on Form 8-K in connection with the offering of securities registered hereby.

**	Incorporated by reference to the Form 10 registration statement of Wheeling-Pittsburgh Corporation, filed with the SEC on August 8, 2003, as amended.

***	Incorporated by reference to the Annual Report on Form 10-K of Wheeling-Pittsburgh Corporation for the year ended December 31, 2004.

+	Filed herewith.

++	Previously filed.